Exhibit 99.10

           (Text of graph posted to Ashland Inc.'s website concerning APAC's
                Rolling 12 month contract awards)


                     2000         2001        2002        2003         2004
                     -----        -----       -----       -----        -----

January              1,241        2,081       2,009       1,806        1,763
February             1,309        2,188       1,886       1,870        1,785
March                1,422        2,111       1,921       1,757        1,893
April                1,589        1,973       1,934       1,746        1,924
May                  1,693        2,114       1,698       1,781        1,917
June                 1,718        2,076       1,807       1,709        1,892
July                 1,852        1,958       1,874       1,710        1,780
August               1,861        1,997       1,876       1,745        1,781
September            1,901        2,029       1,771       1,764        1,806
October              1,977        1,971       1,814       1,748        1,828
November             2,022        1,978       1,817       1,712        1,816
December             2,063        2,008       1,784       1,753        1,837